The following exhibit is to be attached to the 8-K filed on October 26, 1995. Herein reported as exhibit 10.1.

Exhibit 10.1

COLLECTIVE BARGAINING AGREEMENT
BETWEEN
UNITED STATE NATIONAL BANK IN JOHNSTOWN
AND
UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC
LOCAL UNION 8204

OCTOBER 16, 1995


                    TABLE OF CONTENTS


ARTICLE I           RECOGNITION                                       1
ARTICLE II          UNION SHOP                                        2
ARTICLE III         CHECKOFF/HOLD HARMLESS                            2
ARTICLE IV          BUILDING VISITATION AND BULLETIN BOARDS           3
ARTICLE V           HOURLY EMPLOYEES                                  3
                    A.   Definition                                   3
                    B.   Provisions Applicable to Hourly Employee     4
                    C.   Hourly Employee Wage Rates                   5
                    D.   Automatic Progression                        6
                    E.   Hourly Employee Seniority                    6
                    F.   Probation Period                             9
                    G.   Limitation On Conversion Of Guaranteed
                         Salary Positions Into Hourly Positions       9
                    H.   Limitation On Number Of Hourly Positions In
                         Bargaining Unit                              9
                    I.   Hourly Employees Permanently Awarded
                         Guaranteed Salary Positions                  9
                    J.   Hourly Travel Team Tellers Four Hour
                         Guarantee                                    10
ARTICLE VI          SALARIES                                          11
                    A.   Salary Scales                                11
                    B.   Application of Salary Scales                 11
                    C.   Description and Classification of New
                         or Changed Jobs                              13
                    D.   Shift Differentials                          14
                    E.   Call In Pay                                  14
ARTICLE VII         BANKING HOURS/OVERTIME                            15
ARTICLE VIII        STRIKES AND LOCKOUTS                              16
ARTICLE IX          INSURANCE BENEFITS                                16
                    A.   Health Insurance                             16
                    B.   Dental Insurance                             18
                    C.   Life & AD&D Insurance                        18
                    D.   Flexible Spending Account                    18
ARTICLE X           VACATIONS                                         19
ARTICLE XI          SENIORITY                                         20
                    A.   Seniority Recognized                         20
                    B.   Classification Seniority                     20
                    C.   Bank Seniority                               20
                    D.   Probationary Period                          21
                    E.   Loss of Seniority                            21
                    F.   Seniority Lists                              21
                    G.   Layoff                                       22
                    H.   Bumping and Displacement                     23
                    I.   Recall                                       26
ARTICLE XII         JOB POSTING AND BIDDING                           27
ARTICLE XIII        LEGAL HOLIDAYS                                    33
ARTICLE XIV         TEMPORARY VACANCY                                 34
ARTICLE XV          WORK PERFORMED BY SUPERVISORS                     35
ARTICLE XVI         SAFETY AND HEALTH                                 36
ARTICLE XVII        EXCUSED ABSENCES                                  37
                    A.   Jury Duty                                    37
                    B.   Funeral Leave                                37
                    C.   Military Leave                               37
                    D.   Union Leave                                  38
                    E.   Unpaid Leaves of Absence                     38
ARTICLE XVIII       PERSONAL/SHORT TERM ILLNESS DAYS
                    - DOCTOR VISITS                                   39
                    A.   Personal/Short Term Illness Days             39
                    B.   Doctor Visits                                40
ARTICLE XIX         SALARY CONTINUANCE                                41
ARTICLE XX          LEGALITY                                          43
ARTICLE XXI         MUTUAL PROTECTION                                 43
ARTICLE XXII        PENSION PLAN, PROFIT SHARING PLAN AND
                    COLLECTIVELY BARGAINED 401(k) PLANS               43
ARTICLE XXIII       NON-DISCRIMINATION                                44
ARTICLE XXIV        MANAGEMENT RIGHTS                                 44
ARTICLE XXV         GRIEVANCE PROCEDURE AND ARBITRATION               44
ARTICLE XXVI        ASSIGNMENT OF AGREEMENT                           48
ARTICLE XXVII       LABOR-MANAGEMENT PARTICIPATION TEAM               48
ARTICLE XXVIII      DURATION                                          48
                    Schedule A - Guaranteed Salary                    49
                    Schedule A - Hourly Employee                      50
                    Schedule B - Job Grades/Progressions              51



                        A G R E E M E N T
     Made the 16th day of October, 1995.
     BETWEEN UNITED STATES NATIONAL BANK IN JOHNSTOWN, hereinafter referred to as the "Bank", and the UNITED STEELWORKERS OF AMERICA, AFL-CIO-CLC, on behalf of LOCAL UNION 8204, hereinafter referred to as the "Union".
     In consideration of the mutual and reciprocal promises of the parties, they covenant and agree as follows:

                            ARTICLE I
                           RECOGNITION
     The Bank recognizes the Union as the sole and exclusive collective bargaining agent for purposes of collective bargaining in regard to wages, hours and other terms and conditions of employment for all employees employed at the Bank's main office and branch offices, but excluding building and maintenance employees, parking lot attendants and guards, confidential employees, professional employees and supervisors as defined in the National Labor Relations Act. Seasonal employees are defined as those specifically hired as temporary to cover employee caused vacancies and special projects during the periods April 15 through September 15 and December 15 through January 10. No period of employment shall exceed
ninety (90) consecutive working days in a calendar year.   Seasonal
employees are also excluded.

                           ARTICLE II
                           UNION SHOP
     It shall be a condition of employment that all employees of the Bank covered by this Agreement employed at the main office and branch offices of the Bank on October 16, 1995 shall, upon the completion of their probationary period, become and remain members in good standing in the Union. It shall also be a condition of employment that all employees covered by this Agreement and hired after October 16, 1995 shall, on the completion of their probationary period, become and remain members in good standing in the Union.

                           ARTICLE III
                     CHECKOFF/HOLD HARMLESS
     The Bank agrees to deduct from the wages of employees who are members of the Union, in accordance with the express terms of a signed authorization to do so which shall be obtained by the Union, the membership dues of the Union which include monthly dues, initiation fees and lawful assessments in amounts designated by the Union. Said deductions shall be made out of the last payroll period of each month and forwarded promptly to Treasurer, United Steelworkers of America, 5 Gateway Center, Pittsburgh, PA 15222. A checkoff list shall accompany the deductions setting forth the name and amount of dues and initiation fees. A copy of the deduction list shall be forwarded to the Regional Office and to the Financial Secretary of the local union.
     The Union shall indemnify and save the Bank harmless against any and all forms of liability arising out of, or by reason of action taken in reliance on information furnished to the Bank by the Union in seeking enforcement of its rights under Articles II and III of this Agreement.

                           ARTICLE IV
             BUILDING VISITATION AND BULLETIN BOARDS
A.   Building Visitation
          Authorized representatives of the International Union shall be permitted to visit the buildings and operations of the Bank. The representatives will notify the Vice President - Human Resources or the Vice President's designee prior to entering the buildings or operations to obtain permission from the Bank. During the representatives' visits, the Bank will not be liable for any injuries which the representatives may have sustained while on the Bank's premises.

B.   Bulletin Boards
          The Bank will provide bulletin boards for the use of the Union for the purpose of posting notices of Union activity, subject to approval of the Vice President - Human Resources of the Bank or the Vice President's designee.

                            ARTICLE V
                        HOURLY EMPLOYEES
A.   Definition
     As used in this Article:
          1. "Hourly Employee" is defined as a member of the bargaining unit assigned to one of the types of positions which were considered to be hourly positions outside of the bargaining unit in the prior collective bargaining agreements between the parties. This type of employee is not subject to Article VI, Section B4 salary guarantee. This type of employee is scheduled to work on an as-needed basis. This type of employee normally works an average of less than twenty (20) hours per week except when temporarily replacing an absent guaranteed salary employee or working on a special project.
          2. An hourly employee who replaces a guaranteed salaried employee on an extended disability that exceeds three months shall have the limitation of 1000 hours work in a year waived.

     B.   Provisions Of This Agreement Applicable To Hourly Employees
          The rights, privileges and responsibilities contained in the following list of provisions in this Agreement and the subsequent provisions of this Article shall be the only provisions of this Agreement applicable to hourly employees.
          Provisions of this Agreement applicable to hourly employees:
                1.  Article I - Recognition
                2.  Article II - Union Shop
                3.  Article III - Checkoff/Hold Harmless
                4.  Article V - Hourly Employees
                5.  Article VI - Salaries, Section D
                6.  Article VII - Banking Hours/Overtime
                7.  Article VIII - Strikes and Lockouts
                8.  Article XI - Seniority, Sections G and H-5
                9.  Article IX - Insurance Benefits, Sections A and C
               10.  Article XVI - Safety and Health
               11.  Article XVII - Excused Absences, Sections D and E
               12.  Article XX - Legality
               13.  Article XXI - Mutual Protection
               14.  Article XXIII - Non-Discrimination
               15.  Article XXIV - Management Rights
               16.  Article XXV - Grievance Procedure and Arbitration
               17.  Article XXVI - Assignment of Agreement
               18.  Article XXVII - Duration

     C.   Hourly Employee Wage Rates
          Hourly employees who start to work on or after October 16, 1982 shall be paid a wage rate one (1) dollar less than the wage rates found in Schedule A (Guaranteed Salary).
          Effective October 16, 1996, hourly employees that have progressed to the senior level within their classification will be paid the hourly rates as contained in Schedule A (Hourly Employees) plus one
(1) dollar. All other hourly employees who have progressed beyond the entry level of their classification will be paid the hourly rates as contained in Schedule A (Hourly Employees) plus fifty (50) cents.
          Effective October 16, 1997, hourly employees that have progressed beyond the entry level will be paid the hourly rates as contained in Schedule A (Hourly Employees) plus one (1) dollar.

     D.   Automatic Progression
          1. Hourly employees shall qualify for automatic progression at a rate of 164.66 hours worked equals one (1) month credit towards automatic progression as set forth in Schedule B.
     E.   Hourly Employee Seniority
          1. Hourly employees shall only have the seniority rights set forth below and may use hourly seniority for the following purposes:
               a. hourly employees who have completed one (1) calendar year of service may bid on posted hourly vacancies which shall be awarded to the most senior qualified hourly employee bidder, if any;
                    and
               b. hourly employees who have completed one (1) calendar year of service may bid on posted guaranteed salary vacancies which have not been awarded to guaranteed salary employees. These positions shall then be awarded to the most senior qualified hourly employee bidder, if any;
                    and
               c. hourly employees laid off because of a reduction of hourly positions shall be laid off by location and classification in the reverse order of their hourly seniority (this section has no effect upon the Bank's prior practice of "as needed" scheduling of hourly employees); and
               d. Any hourly employee with seniority displaced by the layoff procedure shall have the right to bump the least senior hourly employee in the same classification as the displaced hourly employee working in the agreed to bumping area, provided that the bumping employee has greater classification seniority than the hourly employee being bumped, except as provided in paragraph 4 of this subsection.
                         The agreed to bumping areas as follows:
                         1.   Hourly employees working within a
                              fifteen (15) mile radius of the main
                              office may exercise their bumping
                              rights within that circle.
                         2.   Hourly employees working outside the
                              fifteen (15) mile radius may exercise
                              their bumping rights among the three
                              (3) nearest branches, whether these
                              branches are inside or outside of the
                              fifteen (15) mile radius.

          An hourly employee who has been displaced but is unable to bump a less senior hourly employee in the same classification within the agreed to bumping area because the laid off employee is the least senior hourly employee within the classification within the agreed to bumping area shall have the right to bump the hourly employee in the agreed to bumping area with the least classification seniority in a classification the laid off employee previously held beyond the probationary period, provided that the bumping employee's bank seniority is greater than that of the employee being bumped.
          An hourly employee who bumps into a previous classification shall be entitled to resume the classification seniority held in the resumed classification and shall not be subject to displacement except by a guaranteed salary employee or by an hourly employee with greater bank seniority. If no such bump is available an hourly employee shall be permitted to bump a summer temporary employee or hourly employee within the agreed to bumping area if the laid off hourly employee is qualified to perform the functions of the position by virtue of experience with U. S. Bank or a comparable employer and has more hourly seniority. The employee will serve a ninety (90) day trial period, during which time he/she may elect not to continue or they may be found unable to perform the duties in a satisfactory manner.

               e. hourly employees shall be recalled from layoff to hourly positions they are qualified to fill in order of their hourly seniority; and
               f. hourly employees who decline recall shall terminate their hourly seniority and future re-employment rights.
          2. Hourly employees on the Bank payroll on October 16, 1982 shall have that date fixed as their hourly seniority date and shall from that day forward acquire hourly seniority. These hourly employees shall have their relative hourly seniority list placement determined by their most recent date of hire by the Bank.
          3. Hourly employees shall, after the successful completion of a five (5) calendar-month probation period, have their hourly seniority start retroactively from their most recent date of hire as hourly employees.

     F.   Probation Period
          All hourly employees must complete a five (5) calendar-month probation period. Hourly employees may be terminated for any reason during this probation period without recourse to the grievance and arbitration rights contained in Article XXV. The terms of this Agreement shall not apply to hourly employees during their probation period.
     G. Limitation On Conversion Of Guaranteed Salary Positions Into Hourly Positions
          In any twelve (12) month period, the Bank agrees not to convert more than one-half (1/2) of the guaranteed salary vacancies which it elects to fill from guaranteed salary positions to hourly positions.
It is understood that a guaranteed salary position may be converted into more than one (1) hourly position. This limitation shall not apply to newly created positions resulting from the creation by the Bank of new branches or other new operations.
     H.   Limitation On Number Of Hourly Positions In The Bargaining
     Unit
          No more than twenty-five (25%) percent of the bargaining unit positions shall be hourly positions during the term of this Agreement, with the exception that this calculation shall not include the hourly positions at the Richland Mall and Galleria branches so long as four (4) guaranteed salary tellers are employed at each.
     I.   Hourly Employees Permanently Awarded Guaranteed Salary
     Positions
          When an hourly employee is permanently awarded a guaranteed salary position, the employee will be credited with all automatic progression and probation achieved while working as an hourly employee, if applicable, and will acquire as a seniority date for purposes of Articles XI and XII the first day on which the permanent assignment to the guaranteed salary employee position begins. The employee will be considered as a newly hired employee on that date for purposes of determining eligibility for fringe benefits such as vacation, salary continuance and personal/short-term illness days.
          When an hourly employee is awarded a guaranteed salary position in the same job classification and is displaced from the guaranteed salary position during the first ninety (90) days for reasons beyond the employee's control, the time served in the guaranteed salary position shall count for purposes of bidding, and the three month benefits eligibility period. The affected employee shall receive the applicable differential when returned to their original hourly position, provided the employee has worked at least sixty (60) days as a guaranteed salary employee. When an hourly employee is initially awarded a guaranteed salary position, written notification will be provided advising of the ninety (90) day waiting period for benefits.

     J.   Hourly Travel Team Tellers Four Hour Guarantee
When assigning hourly travel team tellers to a branch, they will be guaranteed a minimum of four hours paid time. If an hourly travel team teller is unassigned and reports to the teller's "home" branch and then is asked to report to another branch, the travel time to the other branch is paid time for purposes of this guarantee.

                            ARTICLE VI
                            SALARIES
     A.   Salary Scales
          1. The salary scale for the respective job grades shall be those set forth in Schedule A of this Agreement and the Bank shall pay the applicable base rate for the respective job grades. Except that individuals employed on the effective date of this Agreement who received base rates in excess of the base rates in a prior Agreement shall continue to receive a historic differential of the same amount above the base rates contained in Schedule A during the term of this Agreement except as provided herein.
     B.   Application Of Salary Scale
          1. The parties recognize and agree that certain jobs have defined job progression and such progression is automatic upon completion of specified time requirements. Such jobs, their time requirements and job grades are set forth in Schedule B of this Agreement. An employee who is advanced to a higher job grade through automatic progression within the same classification shall receive the new base rate plus any applicable historic differential.
          2. Under the terms of this Agreement an employee may, under various circumstances other than automatic progression, move from one job grade and/or classification to another. Attached as Appendix I is a chart which explains under which circumstances an employee moving from one job grade and/or classification to another retains historic differential.

          3. When an employee cross bids or down bids from his or her present classification with the hope of eventually progressing to a higher rated job, the employee's rate of pay will be equal to the base rate of the job grade one job grade above the entry job grade for the classification where there is defined job progression. The above will apply as outlined in the Letter of Intent agreed to by the parties hereto dated October 16, 1995 and attached as Appendix II.

          4. The salaries in Schedule A are guaranteed for one calendar month to the employee at the applicable salary rate of the job grade. The following circumstances involving time not worked in the month, however, shall not be paid for:
               a. Strikes or work stoppages in connection with labor disputes involving employees covered by this Agreement.
               b. Refusal of the employee to perform the work to which assigned.
               c.   Justifiable discharge or suspension from work.
               d.   Employee elects to take an unpaid illness day.
               e.   Employee is absent due to illness after
                    exhausting all paid personal/short term illness days and before qualifying for salary continuance.
               f. Employee elects to take an unpaid personal day after exhausting all paid personal/short term illness days.
               g. Employee is absent due to illness or personal day before qualifying for paid personal/short term illness day.
               h. Employee leaves work early due to illness and elects not to use one-half (1/2) paid personal/short term illness day.
               i.   Unexcused absence from work.
               j. Any leave of absence requested by an employee through their immediate supervisor and approved by the Vice President - Human Resources.
               k.   Retirement.
          5. For the purpose of calculating overtime, there is established for each monthly salary scale rate a corresponding hourly equivalent determined by dividing the monthly salary by 164.66. Employees who receive historic differential shall have that amount added to their base rates in calculating overtime rates.

     C.   Description And Classification Of New Or Changed Jobs
          1. In the interest of the effective administration of the job description and classification procedures agreed to between the parties, a Union Committee on Job Classification consisting of three (3) employees designated by the Union, and having one (1) employee familiar with the function under consideration, shall be established.
          2. The job description and classification for each job in effect as of the date of this Agreement shall continue in effect unless
(1) Management changes the job content to the extent that such changes would change the job grade; (2) The job is terminated because the work is no longer required; or (3) The description and classification are changed in accordance with mutual agreement of officially designated representatives of the Bank and the Union.
          3. When and if the Bank, at its discretion, establishes a new job or changes the content of an existing job that would result in changing the job grade, a new description and classification for the new or changed job shall be established in accordance with the Job Description and Classification Manual, agreed to by the parties dated November 1, 1973, as revised.

     D.   Shift Differentials
          1. Employees who work on a second shift commencing at 2:00 p.m. or after and before 9:00 p.m. shall receive shift differential of thirty-five (35) cents per hour in addition to the employees established rate.
          2. Employees who work on a third shift commencing at 9:00 p.m. or after and before 5:00 a.m. shall receive shift differential of forty-five (45) cents per hour in addition to the employees established rate.
          3. Once an employee qualifies for shift differential, all consecutive hours worked on the shift shall be subject to shift differential.
          4. Shift differential shall be included in the calculations of applicable overtime compensation.
          5. Regular evening banking hours shall not be subject to shift differential.
          6. Day shift employees shall be paid a shift differential of thirty-five (35) cents per hour in addition to the employees established rate for hours worked beyond 9:00 p.m. daily.
     E.        Call In Pay
          An employee who is called in to work by the Bank outside of the employees regular shift shall receive a minimum of four (4) hours pay, provided the employee works the four (4) consecutive hours. If the employee completes the required task sooner than four (4) hours, they will perform other work for the remainder of the (4) four hour period. Should the employee elect to leave work, with the permission of supervision, the employee shall be paid for the time devoted to the purpose of their call in to work. If an employee is called out within one (1) hour prior to the start of the employees regular shift and continues to work through and into the regular shift, the employee shall be paid only for the hours actually worked.

                           ARTICLE VII
                     BANKING HOURS/OVERTIME
     A.   Banking hours at each office may be changed by the Bank.
Notice of any change shall be given to the Union prior to the change.
     B.    All consecutive hours worked by employees in excess of nine
(9) hours in any day excluding unpaid meal periods shall be paid for at one and one-half (1 1/2) times their regular rate of pay.
     C.   All additional time worked by employees in excess of forty
(40) hours in any one week shall be paid for at one and one-half (1 1/2) times their regular rate of pay.
     D. All time worked, except in areas where there are regular evening banking hours, shall be consecutive hours excluding lunch (not to exceed one (1) hour).
     E.   There shall be no pyramiding of overtime or premium pay.
     F. The hours in holidays paid but not worked shall be considered hours worked for the purpose of computing overtime liability and pay.
     G. Premium rate of $.50/hr will be paid for hours worked on Sunday.

                          ARTICLE VIII
                      STRIKES AND LOCKOUTS
     The Union agrees that there shall be no strikes, slowdowns, work stoppages, picketing, boycotts or other interruption of work by any of its members during the term of this Agreement. Any dispute or difference shall be taken up under the Grievance and Arbitration procedures of this Agreement.
     The Bank agrees that there shall be no lockouts during the term of this Agreement. Any dispute or difference shall be taken up under the Grievance and Arbitration procedures of this Agreement.

                           ARTICLE IX
                       INSURANCE BENEFITS
     A.   Health Insurance
          The Bank will provide SelectBlue health insurance to guaranteed salaried employees and eligible dependents effective January 1, 1996. The insurance begins the first of the month following satisfactory completion of the three month probation period.

          The Bank will provide the opportunity for hourly employees to enroll in the health insurance plan. The monthly premium shall be paid entirely by the hourly employee for their selection of either individual or family coverage. Opportunity to participate in this coverage will become available on the first of the month following completion of their probation period.
          The parties will jointly study the development of a program for employees to opt out of the Bank's health insurance plan, provided they verify other health insurance coverage.
          Any opt out program developed will be mutually agreed upon between the Union and the Bank.
          The Bank will maintain an in-house Wellness Committee, consisting of bargaining unit and management employees. The purpose of this committee will be to develop and evaluate appropriate Wellness programs.
          In conjunction with the Health Insurance Program, the Bank will administer an Employee Trust Fund for employees to secure no interest loans to pay out of network deductibles and co-payments required under the medical program. The Repayment Schedule of loans shall be agreed to between the employee and Employee Trust Fund Loan Committee and be based on reasonable lending guidelines.
          To encourage employees to identify and resolve incorrect hospital charges or billing errors, the Bank shall provide a payment to the employee equal to 25% of the amount returned. All amounts due the employee for errors resolved by December 7th of each year shall be paid in the December 15th pay. If an employee shall leave the Bank prior to the December 15th pay date, all funds due the employee will be paid in their final pay.

     B.   Dental Insurance
          The Bank will provide for individual employees only a dental plan of its choice so long as the benefits coverage is the same in all respects as the Metropolitan Dental Plan in effect October 16, 1985.
          Eligible employees who utilize the services of a participating dentist in the Met Life Preferred Dental Provider Program, can expect to realize savings because the co-payment on all procedures are tied to a discounted fee schedule.
     C.   Life and AD&D Insurance
          The Bank will provide Group Life Insurance to guaranteed employees approximating two times their straight time annual salary, beginning the first of the month following three (3) months of employment. In addition, the Bank will also provide Accidental Death and Dismemberment Insurance approximating two times their straight time annual salary, beginning the first of the month following three (3) months employment.
          The Bank will provide Group Life Insurance as well as Accidental Death and Dismemberment Insurance to hourly employees approximating two times their straight time annual salary, assuming 999 hours of work per year, beginning on the first of the month following their probationary period.
     D.   Flexible Spending Account
          The Bank will provide a Flexible Spending Account Program for employees to allocate an amount of their semi-monthly pay for certain predictable health-care and dependent-care expenses. This will result in these expenses being paid with before tax rather than after-tax dollars.

                            ARTICLE X
                            VACATIONS
     The following vacations will be granted:
               Years of Service                   Number of Weeks

          One year but less than ten years                  2 Weeks
          Ten years but less than fifteen years             3 Weeks
          Fifteen years but less than twenty years          4 Weeks
          Twenty years or more                              5 Weeks

     The Vacation Year shall be from January 1 through December 31. Vacation eligibility shall be determined as of the employee's anniversary date of hire. Final decision in scheduling vacations shall lie with the employer. Branch and department vacation schedules reflecting employee seniority shall be posted February 1 annually to determine the vacation priority within branches or departments.
     Employee vacation preferences shall be selected in Bank seniority order except as provided hereafter. Employee vacation preferences not selected by March 15 shall be assigned by management. Employees moving from one department or branch to another February 1 or thereafter shall have no seniority rights in exercising vacation preference in that calendar year.
     Employee's may take vacation in units of one (1) week, except as provided in the Letter of Agreement addressing single days of vacation. Employees eligible for more than two weeks of vacation shall have the option of selling back to the Bank all or part of that eligible vacation time that is in excess of two weeks. Employees selling back excess eligible vacation time shall be compensated at the hourly pay rate applicable to their current job. Vacations must be taken during the current calendar year.

                           ARTICLE XI
                            SENIORITY
     A.   Seniority Recognized
     The Bank and the Union agree that the principle of seniority shall be applicable.
     Generally, employees shall be considered to have two types of seniority, classification and Bank seniority.
     B.   Classification Seniority
     An employee's classification seniority is defined as the employee's length of service in his or her present classification.
     The Bank shall maintain records of employees' classification seniority in prior classifications in order to enable employees to resume any prior classification seniority when they are required to move into a prior classification because of the operation of the bumping and recall provisions of this Agreement. Employees may not use or resume this prior classification seniority until they have re-entered a prior classification through bumping or as a result of the operation of the recall provisions of this Agreement.
     C.   Bank Seniority
     Bank seniority is defined as the employee's length of service with the Bank.
          1.   JSB SENIORITY
               Bank and classification seniority for former Johnstown Savings Bank (JSB) employees shall be the effective date of the JSB acquisition by U.S. Bank (July 11, 1994). JSB employees will be ranked relative to one another based on their hire date at JSB.

     D.   Probationary Period
     All new employees shall serve a probationary period of ninety (90) calendar days from the date of employment, and during that period, it shall be the sole prerogative of the Bank to determine whether such employees shall be retained. Seniority shall become effective after the completion of the probationary period, and shall be retroactive to the most recent date of employment.
     The terms of this Agreement shall not apply to employees during the probationary period.
     E.   Loss Of Seniority
     An employee shall lose seniority and be taken off the seniority list if: (1) the employee quits; (2) the employee is discharged for just cause;
(3) the employee is on layoff for a period in excess of thirty-six (36) months; (4) the employee is absent without notification for three consecutive working days unless extenuating circumstances do not permit notification; (5) the employee exceeds an extended leave of absence without written approval of the Bank; (6) the employee accepts a position with another employer (except as provided in Article XVII Section D) while on leave of absence; (7) the employee has a period of unexcused absences of more than five (5) consecutive working days except for exceptional circumstances; and (8) the employee on layoff refuses recall, except as provided hereafter.
     F.   Seniority Lists
     The Bank shall post on the bulletin boards up-to-date seniority lists no later than ten (10) days following the end of each semi-annual period. Any errors in such lists shall be corrected when brought to the attention of the Bank. A copy of the seniority list shall be given to the Union. The seniority lists shall distinguish between 38 hour and 25 hour guaranteed salary as well as hourly employees and shall contain both the employee's Classification Seniority and Bank Seniority dates.

     G.   Layoff
     Summer full time temporary employees or hourly employees may not be employed in any location in any classification in which any guaranteed salary employee (except probationary employees) presently qualified to do work in the classification is on layoff from a location that would entitle the employee on layoff to bump into the location where the summer full time temporary employee or hourly employee is working, unless the guaranteed salary employee on layoff has declined to exercise bumping and recall rights to avoid or terminate the layoff in those locations in which the employee on layoff has such rights. For purposes of definition, applicable to this Section only, "lay-off" also includes those instances in which a 38 hour guaranteed salary employee is involuntarily reduced to either a 25 hour or hourly position and a 25 hour guaranteed salary employee is reduced to an hourly position. It is also agreed that summer full time temporary employees can work so long as hourly employees hours are not appreciably reduced and when hourly employees approach 999 hours per year.
     In the event it becomes necessary to reduce the number of employees in any classification at any location or department, the following procedure shall be followed:
          1. Summer full-time temporary employees or contract temporary employees in the classification at that location or department shall be the first to be displaced;
          2. Probationary employees in the classification in that location or department shall be the next to be displaced.
          3. The hourly employee in the classification at that location or department shall be next to be displaced.
          4. The guaranteed salary employee with the least classification seniority within the classification in the affected location or department shall be the next to be displaced except employees protected in section H-4 of this Article shall be subject to displacement in Bank seniority order.

     H.   Bumping And Displacement
          1. Any employee with seniority displaced by the layoff procedure shall have the right to bump the least senior employee in the same classification as the displaced employee working in the agreed to bumping area, provided that the bumping employee has greater classification seniority than the employee being bumped, except as provided in Subsection 4.
          2.   The agreed to bumping areas are as follows:
               a. Employees working within a fifteen (15) mile radius of the main office may exercise their bumping rights within that circle.
               b. Employees working outside the fifteen (15) mile radius may exercise their bumping rights among the three (3) nearest branches, whether these branches are inside or outside of the fifteen
                    (15) mile radius.
          3. An employee who has been displaced but is unable to bump a less senior employee in the same classification within the agreed to bumping area because the laid off employee is the least senior employee within the classification within the agreed to bumping area shall have the right to bump the employee in the agreed to bumping area with the least classification seniority in a classification the laid off employee previously held beyond the probationary period, provided that the bumping employee's Bank seniority is greater than that of the employee being bumped.

          4. An employee who bumps into a previous classification may not be displaced unless the remaining employees, if any, in the classification (who have not bumped into the classification) in the affected location or department have both greater classification and bank seniority than the employee in question.
          5. A guaranteed salary employee other than a probationary employee who is displaced but has no bumping rights under Subsections 1 and 3 of this Section, shall be permitted to bump the most recently hired guaranteed salary employee who is working in a classification which the displaced employee is qualified to bid into. The employee will serve a ninety (90) day trial period, during which time he/she may elect not to continue or they may be found unable to perform the duties in a satisfactory manner. The employee shall be permitted to bump a summer full time temporary employee or hourly employee within the agreed to bumping area if the laid off guaranteed salary employee is qualified to perform the functions of the position by virtue of experience. An employee who bumps into a classification that they are qualified to bid into, shall not be subject to displacement except by an employee with greater bank seniority. Guaranteed salary employees who exercise this option will continue to accrue seniority, to receive full fringe benefits and will receive the pay rate called for in Schedule A. The Bank shall have the option of changing the number of hours worked by the guaranteed salary employee who exercises this option or of requiring the employee to accept recall to a guaranteed salary position. The monthly guarantee shall not apply to this employee while occupying the lesser hour position.
          6. When a guaranteed salary employee bumps into a classification in a branch or department where there are 38 and 25 hour positions, the employee shall choose between the 38 and 25 hour positions in Bank seniority order.

          7. Former JSB employees are eligible to exercise their seniority rights under the collective bargaining agreement except that in bidding on guaranteed salary vacancies USNB hourly employees on the preference list shall if qualified and eligible be given preference in filling the vacancies.
     The preference list referred to above is made up of the USNB hourly employees with seniority on the acquisition date of JSB, July 11, 1994. Their names will be removed from the list when a listed employee is awarded a guaranteed salary position or could have been awarded a guaranteed salary vacancy, if the USNB employee is within the fifteen (15) mile radius of the main office, or among the three (3) nearest branches from the employee's "home" branch if the USNB employee is outside the fifteen mile radius of the main office, but elected not to bid.

     I.   Recall
          1. Recall from layoff or bumping into an hourly position shall be in Bank seniority order and the employee shall have the right to refuse recall and shall not forfeit seniority rights if an offer of recall is outside a fifteen (15) mile radius from the employee's previous assigned location at the time of layoff or bumping into an hourly position. Each employee on layoff or who has bumped into an hourly position shall be notified by the Bank of each opportunity for recall. Such notice of recall shall be given in writing by registered or certified mail, and return receipt requested, to the employee's last known address on file with the Bank. Any employee who fails to accept an offer of recall within five (5) consecutive working days after mailing of notice by registered or certified mail shall forfeit seniority rights.
          2. Employees shall be subject to recall to any position they are qualified to fill whether or not they have previously held the position to which they are recalled.

          3. Employees who are recalled to classifications in which they have acquired classification seniority shall resume that classification seniority on being recalled to that classification.
          4. The employee's job grade in the classification to which the employee is recalled shall be determined by the employee's prior work experience, if any, in the classification to which recalled.
          5. Employees who are recalled to a different classification than the one they held prior to displacement due to bumping and recall shall resume prior classification seniority upon resuming any classification previously held, but such prior classification seniority may not be resumed or used until the employee re-enters the prior classification.
          6. The Bank agrees to use the job posting and bidding procedure in this Agreement to fill vacancies before using recall.
          7. The Bank agrees to use the recall provisions of this Agreement before employing individuals from outside the bargaining unit.
     H.   Drive Up Banks
     The Nanty Glo drive up shall not be part of the Nanty Glo Branch. The Derry drive up shall be part of the Derry Branch.
     The East Hills drive up shall be part of the East Hills Branch.

                           ARTICLE XII
                     JOB POSTING AND BIDDING
     A. When a job vacancy occurs or a new job is created in any classification, the Bank will promptly post the opening in the department or branch in which the vacancy exists and in all other departments and branches for a period of three (3) working days (excluding holidays and non-working days as observed at the main office).
     B. If the posted position in Section A above is located in the Coalport or Derry offices or in branch offices acquired or established after the effective date of this agreement which the Bank elects to designate as local preference offices, and is not filled by an employee in the branch office, the Bank, at its sole discretion, may fill the job as it may determine from an outside source or from employee volunteers from throughout the Bank system. Once a volunteer employee accepts assignment to one of these locations the employee may not exercise bid rights for twelve (12) months, unless the employee is forced to leave the location due to the operation of the bumping procedure. After twelve (12) months, said employee gains the same bidding rights as any other employee. An employee may voluntarily apply to transfer but it would be at the Bank's sole discretion to make such transfer to an open unfilled position.
     C. If the posted position in Section A above is located in any other branch or department it shall first be filled by a guaranteed salary employee in the department or branch office. If this does not fill the vacancy it shall be awarded to the most senior employee who is qualified to do the duties of the particular position and who places a bid on the particular position.

     D. The Bank will post the position for either the entry level job of a classification or the classification itself, dependent on the needs as determined by the Bank.
          1. In cases where the entry level job of a classification is posted, the position shall be filled in the following sequence.
               a. the position shall first be awarded to the employee in other than the posted classification qualified to do the job with the greatest Bank seniority.
               b. should this method fail to fill the position, the Bank may at its sole discretion elect to fill the position by voluntarily transferring a guaranteed salary employee to fill the vacancy.
               c. should this method fail to fill the position, the position shall next be awarded by recalling a guaranteed salary employee who has bumped into an hourly position or a laid off guaranteed salary employee qualified to do the job.
               d. should this method fail to fill the vacancy the Bank shall award the position to an hourly employee as provided in Article V Section E 1 b;
               e. should these methods fail to fill the position, the Bank may fill the position by awarding the position to an individual outside of the bargaining unit.
          2. In cases where the classification itself is posted, the position shall be filled in the following sequence:
               a. the position shall first be awarded to the eligible employee with the greatest classification seniority who bids on the position.

               b. should this method fail to fill the position, the position shall next be awarded to the employee with the greatest Bank seniority qualified to perform the duties of the particular position if said employee placed a bid on the particular position.
               c. should this method fail to fill the position, the Bank may at its sole discretion elect to fill the position by voluntarily transferring a guaranteed salary employee to fill the position.
               d. should this method fail to fill the position, the Bank shall fill the position by recalling a guaranteed salary employee who has bumped into an hourly position or a laid off guaranteed salary employee qualified to do the job.
               e. should this method fail to fill the vacancy the Bank shall award the position to an hourly employee as provided in Article V Section E 1 b;
               f. should these methods fail to fill the position, the Bank may fill the position by awarding the position to a presently qualified individual from outside the bargaining unit, or reposting the position at entry level.

     In the application of seniority with reference to bidding on vacancies, it is agreed that there shall be a limit of two (2) vacancies to be filled by seniority in direct order, including the first vacancy arising as one of the two. Beyond the filling of the second vacancy, seniority shall not be applicable, but the Bank shall give those current employees who express a written interest in the vacancy, first
consideration for the vacancy.   The Bank may fill such vacancies at its
discretion.   Also, if there are no bids or successful bids in either of the first two vacancies, the job may be filled at the Bank's discretion from volunteer transfers, recalling employees from layoff or from outside sources.
     E. It is understood that employees who bid or are transferred to another job classification under the above provisions will be on a probationary basis for ninety (90) calendar days to determine their ability to handle the new job. (a) If an employee fails to satisfactorily demonstrate ability to handle the new job during the probationary period,
(b) if the job is discontinued, or (c) if the employee is dissatisfied with the position during the probationary period, the employee, upon written request, will be returned to the employee's former classification, rate of pay and location. Likewise, all employees who moved as a result of the initial bid or transfer set out above shall be returned to their former classifications, rates of pay and locations.
     In the case of multiple bids at the same time in the same classification in a department or branch, should one of these multiple bidders be bumped by an employee returning to the employee's former position during the returning employee's probation period, the least senior of the multiple bidders will be returned to the bidder's former position.

     F.   A successful bidder shall be placed on the job within thirty
(30) calendar days after the bid has been awarded, except in case of an emergency rendering the transfer of an employee inexpedient; (not to exceed sixty (60) days); in this event, the Bank agrees to consult with the successful bidder and to pay her or him the appropriate rate of pay specified for the job upon which she or he was the successful bidder, beginning thirty (30) calendar days after awarding the bid, if the rate of the new position is higher than the employees' present rate.
     G. An employee shall work a minimum of twelve (12) consecutive months in a classification before bidding out of that classification except that employees who have bumped into another classification to avoid layoff shall be permitted to bid out of the classification without regard to period of service. Employees who are returned to their former classification as the result of E-a and E-b above may exercise their right to bid within the same twelve (12) consecutive month period. Employees who return to their former classification as the result of E-c above may not exercise their right to bid until the expiration of twelve (12) consecutive months from the date of return to their former position.
     H. In cases of special need, as solely determined by the Bank, where it is necessary to have within a fifteen (15) mile radius of a circle around the main Bank in Johnstown a fully-experienced (senior) employee, and such job is not bid by a fully-experienced and qualified employee, the Bank shall assign the most senior employee in the job grade below the senior job grade within the classification who is located within the fifteen (15) mile circle regardless of whether such employee has bid for the vacancy. Such assigned employee will be paid the base rate of the senior pay grade plus any applicable historic differential while performing the assigned job. Such assignment shall not exceed one (1) year and the employee will return to her or his former job and location with full credit for the time spent in the transferred position.
     I. If an employee is physically unable to perform her or his regular job assignment due to health or other physical reasons and at the same time is physically able to satisfactorily perform other job assignments within the bargaining unit, the Bank will endeavor to assign the employee to another job assignment in line with his or her seniority and ability at the rate of pay applicable to the assigned job.
     J. Any member of the bargaining unit who transfers to a job classification not covered by this Agreement and who is later transferred to a job covered by this Agreement shall be accepted into the bargaining unit with full job, department and Bank seniority accrued only while the employee was in the bargaining unit.
     K. The Bank will provide the Union with copies of completed job bids, including who bid and who was awarded the bid.

                          ARTICLE XIII
                         LEGAL HOLIDAYS
     Legal holidays on which the Bank is closed shall be paid holidays for employees. To be eligible for holiday pay, an employee must work the scheduled day before and after the holiday, unless the absence is excused. When a holiday falls on a week day while an employee is on vacation, an additional day off with pay will be granted. When a holiday observed by the Bank falls on Sunday, the following Monday shall be observed as a holiday. When a holiday observed by the Bank falls on Saturday, the Bank may elect any of the following: to observe the holiday on the immediate Friday before or on the Monday immediately following the Saturday holiday; or provide a compensating day off mutually convenient to the Bank and the employees; or to remain open and pay the employee a day's pay in lieu of a day off.
          The following holidays are observed by the Bank:
          New Year                           Labor Day
          Martin Luther King Day             Columbus Day
          President's Day                    Veteran's Day
          Good Friday (1/2 day)              Thanksgiving
          Memorial Day                       Christmas
          Independence Day - July 4th        Employee's Birthday

     The employee's birthday holiday may be observed at a time other than the employee's birthday, if the employee so desires. However, this should be scheduled at least one (1) week in advance in accordance with the procedure established in the Personal/Short Term Illness Day - Article XVIII.
     If an employee's birthday falls on a Bank observed holiday or on an employee's scheduled day off, the employee's birthday will be observed on a mutually agreeable day.
     Holiday pay benefit eligibility shall start with the day shift on the day on which the holiday is observed.

                           ARTICLE XIV
                        TEMPORARY VACANCY
     When an employee-caused temporary vacancy occurs which prevents the employee from working for an indefinite length of time (not to exceed ninety (90) calendar days), the Bank will fill the job with the least disturbance to efficiency and orderly operation. When a temporary vacancy occurs due to unforeseen workloads and/or emergencies, for a period not to exceed three (3) weeks, the Bank will fill the job with the least disturbance to efficiency and orderly operations. When an employee is temporarily transferred, the employee shall be paid the higher of the base rate of such position or the employees prior base rate plus any applicable historic differential after completing one (1) day or more on a single or combination of jobs. When the employee who has been temporarily absent returns, the employee will get back her or his old job and the employee, who took her or his place and all others involved will be returned to their original jobs.
     In the event a temporary vacancy continues in excess of the time limits set forth above, the Union and the Bank will consult each other on whether the job should be posted as a job vacancy in accordance with the job posting and bidding procedure. The parties may mutually consent to extend the time limits provided above for temporary filling of a vacancy. Should a temporary bid be posted and awarded and the employee who caused the temporary vacancy does not return to work, the employee awarded the temporary bid shall be awarded the position with seniority retroactive to the first day in the temporary position.
     With the consent of the affected guaranteed salary employee, in the branch network, management may temporarily transfer the employee to provide effective customer service.

                           ARTICLE XV
                  WORK PERFORMED BY SUPERVISORS
     No supervisory or other non-bargaining unit employees except summer full time temporary employees shall perform the work of any employee or employees covered by this Agreement, except for supervisory employees for the purpose of instruction or in case of emergency.
     Realizing the inherent nature of the banking business, there is an overlapping of bargaining unit and non-bargaining unit work. The parties agree that this overlapping of work will not be used to deplete or replace bargaining unit employees, unless it is so dictated by business necessity.
     During peak periods when it is determined that customer waiting time is excessive, branch management, with written consent of the designated union representative, may open a teller window.

                           ARTICLE XVI
                        SAFETY AND HEALTH
     The parties agree that it is the responsibility of the bank to provide a safe and healthful workplace for all employees. While nothing shall imply that the union has undertaken or assumed any portion of that responsibility, the union shall cooperate to the fullest extent possible to reach that objective. Safety rules and regulations established by the Bank, Safety Committee and governmental authority shall be strictly adhered to by all employees. The parties agree that it is a right of the employees to work in a clean, safe environment free from all accident and health hazards, and pledge to work together to accomplish that end.
     An employee covered by this Agreement suffering an injury arising out of and in the course of his employment, who is required to leave the Bank's premises, shall be paid from the time of the injury to the end of his regularly scheduled hours that day.
     A joint safety and health committee consisting of 5 representatives selected by the bank and 5 representatives selected by the union shall be established. The goal of the committee shall be to eliminate all accidents and health hazards and promote the safety and well-being of the employees. Unless agreed otherwise by the parties, the committee shall meet once each calendar month. The committee shall establish its own operation procedures. Union representatives shall be given a reasonable amount of time during working hours to serve on this committee and investigate any accidents or safety and health complaints.

                          ARTICLE XVII
                        EXCUSED ABSENCES
     A.   Jury Duty
     The Bank will pay to a regular employee performing jury duty requiring absence from her or his regularly scheduled work the difference between the employee's regular rate of pay during such absence and the amount received by the employee for jury service. An employee shall make every reasonable effort to report to work if and when not required to be in court. An employee summoned to jury duty shall inform his supervisor promptly.
     B.   Funeral Leave
     A regular employee having a death in his immediate family shall be permitted up to three (3) working days off with pay at her or his regular straight-time hourly rate. The day after the funeral can be considered one (1) of the days for which an employee may be paid. Time paid for funeral leave shall count as time worked for purposes of computing overtime. The "immediate family" shall be defined as including spouse, children, parents, brother, sister, grandparents, parents-in-law, stepchildren, stepparents, brother-in-law and sister-in-law of the employee.
     C.   Military Leave
     Regular employees who enlist or are inducted into the Armed Forces of the United States shall accumulate seniority and retain all rights and privileges in accordance with the provisions of applicable law. Employees fulfilling military obligation with Reserve Units or National Guard shall be granted a leave of absence during such period. The Bank will reimburse the employee the difference between the amount received from military service and the regular weekly earnings, but not to exceed fifteen (15) calendar days per year.

     D.   Union Leave
     As occasion arises, the Bank will grant a leave of absence, without pay, to employees designated by the Union for the purpose of attending the Union biennial convention, seminars, training sessions and district conferences. No more than five (5) employees shall be absent at any one time nor for more than five (5) working days, unless mutually agreed to.
     Any employee having a length of continuous service with the Bank of one (1) year or more, who shall be appointed or elected to a position in the Union, may, upon the written request of the Union, be granted a leave of absence for a period not to exceed one (1) year. By agreement of the Bank and the Union, such leave of absence may be extended or renewed for a period of one (1) year or for such other period or periods as shall be agreed upon. Such employee's seniority shall be computed as if the employee were continuously employed by the Bank during such leave of absence. However, the employee on Union leave of absence shall not continue to accrue employment progressions, etc.
     E.   Unpaid Leaves Of Absence
     All employees must have completed one (1) year of continuous service in order to be eligible for an extended leave of absence without pay. An extended leave of absence is defined as a leave in excess of thirty (30) days and not to exceed one (1) year. Said unpaid leave of absence is granted at the sole discretion of the Bank and shall not constitute a break in continuous service.

                          ARTICLE XVIII
         PERSONAL/SHORT TERM ILLNESS DAYS--DOCTOR VISITS
     A.   Personal/Short Term Illness Days
          1. Entitlement To Paid Personal/Short Term Illness Days Effective with this Agreement, all employees will carry forward their accumulated unused paid personal/short term illness days
from the prior contract period.   Effective January 1, 1993 on the
anniversary date of their employment, the employee shall acquire three (3) additional paid personal/short term illness days up to a maximum accumulation of thirty-seven (37) days.
          Employees completing their first year of employment on or after the effective date of this Agreement shall be entitled to five (5) paid personal/short term illness days on their anniversary date of employment.
          2.   Entitlement To Unpaid Personal/Short Term Illness Days
               a. Employees who are unable to work due to illness may elect to take unpaid illness days.
               b. Employees who have exhausted all of their paid personal/short term illness days or who are not yet eligible for paid personal/short term illness days may take unpaid personal days.
          3.   Scheduling Personal Days
          Employees will schedule personal days off one (1) week in advance with their supervisor. The final decision as to whether the employee may take this day as a personal day remains with the Bank. It is recognized that in emergencies and other circumstances employees may be unable to give one (1) week's advance notice of the desire to use a personal day. In recognition of this fact, the employee may schedule a personal day with less than one (1) week's notice with the consent of the employee's supervisor or in the event of an actual emergency---fire, flood, snow storm, etc. In the event of a conflict between two or more employees in the same classification in the same location or department for the same day off, Bank seniority shall prevail.
          4.   Use And Accumulation
          Earned but unused paid personal/short term illness days may be carried over from year to year up to a maximum of thirty seven (37) days. Paid personal/short term illness days used will be deducted from the total number to which an employee is entitled. In the event that an employee is terminated, any earned but unused paid personal/short term illness days shall be paid to the employee. Employees with the maximum of thirty-seven
(37) accumulated personal days shall receive one day's pay for each personal day over thirty-seven (37) that they have at the end of the calendar year. This payment shall be provided in the first pay period of the next year.
          In the application of the paid personal/short term illness program, the Bank and the Union agree that the minimum time to be applied would be one-half (1/2) day. It is preferred, however, that they be taken as whole days.

     B.   Doctor Visits
          1.   Entitlement
          The Bank will continue to allow employees time off with pay for periodic doctor and dentist visits that can only be scheduled during bank working hours. It is understood, however, that such time off with pay shall not exceed ten (10) hours in any contract year.

                           ARTICLE XIX
                       SALARY CONTINUANCE
     A. In the event of extended medical disability, the salary continuance provisions hereafter set out in this Article will be applicable. Extended medical disability is defined as any medical disability that requires the employee to be absent from work for a minimum of seven (7) consecutive working days. Any employee who is admitted overnight as an inpatient to a hospital during this seven (7) consecutive working day period shall be entitled to the salary continuance benefits outlined in this Article retroactive to their first day of such hospital admission or outpatient surgery.
          However, employees who undergo inpatient or outpatient surgical procedures which for an average patient would normally require a recuperation period of three (3) or more days following the day of surgery may receive salary continuance payments for scheduled work days missed retroactive to the day of the surgery, without being absent seven (7) consecutive working days, provided the employee gives the bank, prior to the surgery, a written diagnostic medical notice from the attending surgeon which includes the estimated period of disability.
          Salary continuance benefits for all other eligible employees shall begin the eighth (8th) working day of absence.

     B. Unused salary continuance benefits shall have no monetary value on termination, nor can they be applied to additional vacation or holiday.
     C. Any salary continuance payments made under this provision will be reduced to the extent of any Workmen's Compensation benefits paid the employee.
     D. Salary continuance benefits will be granted to regular employees in accordance with the following table:
     Service with Bank        Maximum Benefits each Calendar Year
                              Full Pay                 Half Pay
91 days  to  1 year           1 week                   none
 1 year  to  5 years          6 weeks                  6 weeks
 5 years to 10 years          12 weeks                 12 weeks
10 years to 25 years          26 weeks                 26 weeks
Over 25 years            To be considered and acted upon by
                         Management but in no event shall the
                         benefits provided be less than those
                         provided for employees with 10 to 25 years of service.

IN NO EVENT SHALL THE PAID BENEFIT EXCEED THE TOTAL AMOUNT OF THE EMPLOYEE'S ANNUAL COMPENSATION AT THE TIME THE DISABILITY ABSENCE COMMENCES FOR THE SAME MEDICAL DISABILITY OR COMPLICATIONS ARISING THEREFROM.
     E. All weeks are to be considered as a five (5) or six (6) day work week, depending on the area office or department to which the employee is assigned.
     F. The Bank may require verification, in appropriate circumstances, of the existence, extent or duration of any medical disability for which salary continuance is sought including examinations at the Bank's expense by Bank-selected physicians.

                           ARTICLE XX
                            LEGALITY
     In the event that any provision of this Agreement shall at any time be declared invalid by any Court of competent jurisdiction, or any agency to which national banks are subject, the decision shall not invalidate the entire Agreement, it being the express intention of the parties that all other provisions shall remain in full force and effect.
                           ARTICLE XXI
                        MUTUAL PROTECTION
     In further consideration of the mutual promises contained herein, the parties hereto expressly agree that neither party shall bring or cause to be brought to any court, or other legal or administrative body, any action against the other until the dispute, claim, grievance or complaint shall have been brought to the attention of the party against whom it shall be made and the said party after actual notice of same shall, within a reasonable time, fail to take steps to correct the cause or circumstances giving rise to such dispute, claim, grievance or complaint.

                          ARTICLE XXII
PENSION PLAN,  PROFIT SHARING AND COLLECTIVELY BARGAINED 401(k) PLANS
     The Pension Plan, Profit Sharing and Collectively Bargained 401(k) Plans are incorporated and made a part of this Agreement by reference.

                          ARTICLE XXIII
                       NON-DISCRIMINATION
     The Bank and the Union will not discriminate either directly or indirectly, nor will they permit any of their agents, members or representatives to discriminate either directly or indirectly against any employee by reason of race, creed, color, age (40 and over), sex or national origin, handicap or veteran status.

                          ARTICLE XXIV
                        MANAGEMENT RIGHTS
     All rights of management are retained by the Bank except as specifically limited by this Agreement. Without limiting the generality of the foregoing, these rights include the full control, direction and supervision of operations and the working force, the right to maintain efficiency, the right to assign work, the right to discontinue or change jobs or establish new jobs as required by the installation of new equipment or a change in operating procedures or otherwise, and the right to establish and require employees to observe reasonable Bank rules. These rights are subject to the seniority and other provisions of this Agreement.

                           ARTICLE XXV
               GRIEVANCE PROCEDURE AND ARBITRATION
     Should differences arise between the Bank and any of the employees as to the meaning and application of, or compliance with, the provisions of this Agreement, or should any grievance or dispute arise between the parties hereto, the same shall be settled in the following manner:
          Step 1.   By a conference between the aggrieved employee and
the immediate supervisor with or without the aid of the steward of that department or branch and should be brought up by the aggrieved employee within three (3) working days of becoming knowledgeable of the alleged grievance. In the event the aggrieved employee is unwilling to initiate the grievance, the steward, or in the absence of the steward, a Local Union Officer shall have the authority to initiate same on behalf of the aggrieved employee. Recognizing the value and importance of full discussion in clearing up misunderstandings and preserving harmonious relations, every reasonable effort shall be made to settle problems promptly at this point through discussion. The immediate supervisor will provide the aggrieved employee (or the steward) with an oral answer within three (3) working days of the conference.

          Step 2.   If the matter is not disposed of in Step 1, the
aggrieved employee, with the aid of the steward, or in the absence of the steward, a Local Union Officer, with or without the aggrieved employee, shall reduce the grievance to writing and take the matter up with the next level of supervision within the department or branch within three (3) working days following receipt of the oral answer in Step 1. The supervisor will provide a written answer within three (3) working days following the discussion.
          Step 3.   If the matter is not disposed of in Step 2, the
grievance shall be presented to the third level supervisor within twelve
(12) working days of the original alleged violation. The third level supervisor will arrange a conference with the aggrieved employee and/or the department or branch steward, or in the absence of the steward, a Local Union Officer, within six (6) working days following receipt of the written grievance for purpose of discussing and resolving the alleged grievance. Such conference will be held during banking hours when it doesn't interfere with Bank operations and provided the steward does not abuse the privilege. The third level supervisor shall provide a written answer to the grievance and present it to the steward involved within six
(6) working days following the conference.

          Step 4.   If the Union desires to process the alleged
grievance further, it shall present the grievance to the Vice President - Human Resources within six (6) working days following the receipt of the
written answer in Step 3.   Should either the V.P. Human Resources or the
Local Union President not be able to meet the time commitment as stated in Step 4, they will designate a person to serve in their capacity, to ensure compliance with the time period. The Vice President - Human Resources or his designee will arrange a meeting at a mutually agreeable time within six (6) working days with the Representative of the International Union for the purpose of resolving the grievance. If the International Representative desires to have the Grievance Committee present, such meeting shall be held only before or after banking hours. The Vice President - Human Resources or his designee will provide the Union with a written answer within six (6) working days following the meeting.
          Step 5.   In the event the dispute shall not have been
satisfactorily settled in the preceding steps and the issue involves the interpretation or application of the provisions of this Agreement, it shall then be appealed to an arbitrator appointed by mutual agreement within ten (10) working days from the completion of the procedure in Step
4. In no case shall more than one (1) grievance be heard by the same arbitrator at the same time. Any number of grievances can be in the arbitration process at the same time. In the event the parties are unable to mutually agree upon an arbitrator, they shall jointly request the Federal Mediation and Conciliation Service to submit a list of names from which an arbitrator shall be selected. This list of names will only include those individuals who are residents of western Pennsylvania and are members of the National Academy of Arbitrators. The arbitrator, however, shall not have the power to alter or amend any of the provisions of this Agreement. Any fee, salary or expenses incident to the services of an arbitrator shall be paid equally by the Bank and the Union. The decision of the arbitrator shall be final and binding upon both parties.

     Waivers of any procedures or time limits in Steps 3, 4 and/or 5 must be in writing and signed by the parties.
     JUST CAUSE
     The Bank shall notify the Union immediately of any oral or written reprimands, suspensions or discharges.
     No employee covered under the terms of this Agreement may be discharged or suspended without just cause. In the event of a discharge or suspension, the Union may appeal such action to Step 4 of the Grievance Procedure. In the event the dispute is not satisfactorily settled, the Union may appeal the dispute to Step 5 of the Grievance and Arbitration Procedure.

                          ARTICLE XXVI
                     ASSIGNMENT OF AGREEMENT
     The Agreement shall be binding upon the successors and assigns of the parties hereto and no provisions, terms or obligations herein contained shall be affected, modified, altered or changed in any respect whatsoever by the consolidation, merger, sale, transfer or assignment of either party hereto, or affected, modified, altered or changed in any respect whatsoever by any change of any kind of the ownership or management of either party hereto or by any change, geographical or otherwise in the location or place of headquarters or business of either party hereto.

                          ARTICLE XXVII
              LABOR - MANAGEMENT PARTICIPATION TEAM
     The Bank and the Union agree to maintain a committee comprised of both Bank and Union personnel which shall be called the Labor-Management Participation Team (LMPT). This committee will strive to enhance communication and cooperation and to provide the employees with a more active role in developing and implementing policies, practices and strategies.
                         ARTICLE XXVIII
                            DURATION
     This agreement shall become effective on the 16th day of
October, 1995.  It shall continue in full force and effect to and including October 15, 1999 and from year to year thereafter unless either party to this Agreement desires to change or modify any of its terms or provisions. The party desiring the change or modification must notify the other party to this Agreement in writing not less than sixty (60) days prior to the expiration date of this Agreement, or not less than sixty
(60) days prior to any subsequent anniversary date hereof.  Should either party to this Agreement serve such notice upon the other party, a joint conference of the Bank and the Union shall commence not later than thirty
(30) days prior to the expiration date in the year in which the notice is
given.     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.

                              SCHEDULE A
                              GUARANTEED SALARY
                              UNITED STATES NATIONAL BANK

JOB            10/16/95            10/16/96        10/16/97       10/16/98
GRADE          HOURLY RATE         HOURLY RATE     HOURLY RATE    HOURLY RATE

   A           $6.99               $7.17           $7.55          $8.05
   B            8.64                8.82            9.20           9.70
   C            8.79                8.97            9.35           9.85
   D            8.94                9.12            9.50          10.00
   E            9.09                9.27            9.65          10.15
   F            9.24                9.42           9.80           10.30
   G            9.39                9.57           9.95           10.45
   H            9.54                9.72           10.10          10.60
   I            9.74                9.92           10.30          10.80
   J            9.94               10.12           10.50          11.00
   K           10.14               10.32           10.70          11.20
   L           10.34               10.52           10.90          11.40
   M           10.54               10.72           11.10          11.60

Monthly salaries are computed as follows:
          Hourly rate x 25/38 hours in week x 52 weeks
                               12
NOTE:     1.   All new hires start at an hourly rate 10 below the applicable base rate for the job grade they enter. After satisfactory completion of a 90 calendar day probation period, automatic progression to the applicable hourly rate for their job grade shall result.

          2. Platform Tellers shall receive a pay differential of $.50 per hour for the time served in this capacity.

Effective - October 16, 1995

                           SCHEDULE A
                         HOURLY EMPLOYEE

                   UNITED STATES NATIONAL BANK

               10/16/95       10/16/96        10/16/97       10/16/98
JOB GRADE      HOURLY RATE    HOURLY RATE     HOURLY RATE    HOURLY RATE

   A           $5.99          $6.17           $6.55          $7.05
   B            7.64           7.82            8.20           8.70
   C            7.79           7.97            8.35           8.85
   D            7.94           8.12            8.50           9.00
   E            8.09           8.27            8.65           9.15
   F            8.24           8.42            8.80           9.30
   G            8.39           8.57            8.95           9.45
   H            8.54           8.72            9.10           9.60
   I            8.74           8.92            9.30           9.80
   J            8.94           9.12            9.50          10.00
   K            9.14           9.32            9.70          10.20
   L            9.34           9.52            9.90          10.40
   M            9.54           9.72           10.10          10.60

NOTE:     1.   All new hires start at an hourly rate 10 below the applicable rate for the job grade they enter. After satisfactory completion of a 5 calendar month probation period, automatic progression to the applicable hourly rate for their job grade shall result.

          2. Platform Tellers shall receive a pay differential of $.50 per hour for the time served in this capacity.

          3. Refer to Article V, Section C to assign proper hourly rates.

Effective - October 16, 1995

                           SCHEDULE B

                   UNITED STATES NATIONAL BANK

JOB TITLE                               TIME REQUIREMENT              JOB GRADE

Accounts Service Clerk, Junior          thru 18 months                   F
Accounts Services Clerk, Senior         beginning 19th month             G
Adjuster, I                             thru 6 months                    E
Adjuster, II                            7th month thru 24 months         G
Adjuster, III                           25th month thru 36 months        I
Adjuster, IV                            beginning 37th month             K

Bank Courier, Junior                    thru 12 months                   D
Bank Courier, Senior                    beginning 13th month             F

Clerk Typist, Trainee                   thru 6 months                    B
Clerk Typist, I                         7th month thru 12 months         C
Clerk Typist, II                        13th month thru 24 months        D
Clerk Typist, III                       25th month thru 36 months        E
Clerk Typist, IV                        37th month thru 48 months        F
Clerk Typist, Senior                    beginning 49th month             G

Computer Operator, Trainee              thru 6 months                    1
Computer Operator, Junior               7th month thru 18 months         2
Computer Operator, Intermediate         19th month thru 36 months        3
Computer Operator, Senior               beginning 37th month             4

Customer Service Representative Tr      thru 12 months                   C
Customer Service Representative Jr      13th month thru 24 months        E
Customer Service Representative Int     25th month thru 48 months        G
Customer Service Representative Sr      beginning 49th month             H

Data Services Clerk, Junior             thru 18 months                   F
Data Services Clerk, Senior             beginning 19th month             G

Mail Clerk/Messenger, Junior            thru 12 months                   C
Mail Clerk/Messenger, Senior            beginning 13th month             E

Main Office Vault Clerk, Trainee        thru 12 months                   B
Main Office Vault Clerk, Intermediate   13th month thru 36 months        C
Main Office Vault Clerk, Senior         beginning 37th month             D

Mortgage Processor, Trainee             thru 12 months                   C
Mortgage Processor, Junior              13th month thru 24th month       E
Mortgage Processor, Intermediate        25th month thru 48th month       G
Mortgage Processor, Senior              beginning 49th month             H

PBX Operator, Trainee                   thru 12 months                   C
PBX Operator, Senior                    beginning 13th month             E

Programmer, Trainee                     thru 12 months                   5
Programmer, Junior                      13th month thru 24 months        6
Programmer, Intermediate                25th month thru 48 months        7
Programmer, Senior                      beginning 49th month             8

Proof Operator, Trainee                 thru 6 months                    B
Proof Operator, I                       7th month thru 12 months         C
Proof Operator, II                      13th month thru 24 months        D
Proof Operator, III                     25th month thru 36 months        E
Proof Operator, Senior                  beginning 37th month             F

Reconcilement Clerk, Junior             thru 12 months                   C
Reconcilement Clerk, Senior             13th month thru 24 months        F

Stenographer, Trainee                   thru 12 months                   D
Stenographer, I                         13th month thru 24 months        E
Stenographer, II                        25th month thru 36 months        F
Stenographer, III                       37th month thru 48 months        G
Stenographer, Senior                    beginning 49th month             H

Stock Clerk, Junior                     thru 12 months                   B
Stock Clerk, Senior                     beginning 13th month             D

Teller, Trainee                         thru 12 months                   D
Teller, Junior                          13th month thru 24 months        F
Teller, Intermediate                    25th month thru 36 months        G
Teller, Senior                          beginning 37th month             H

Trust Clerk, Trainee                    thru 12 months                   C
Trust Clerk, Junior                     13th month thru 24 months        D
Trust Clerk, Intermediate               25th month thru 48 months        G
Trust Clerk, Senior                     beginning 49th month             H

              10/16/95          10/16/96        10/16/97       10/16/98
              HOURLY RATE       HOURLY RATE     HOURLY RATE    HOURLY RATE

1             $ 9.24            $ 9.42          $ 9.80         $10.30
2               9.39              9.57            9.95          10.45
3               9.74              9.92           10.30          10.80
4              10.24             10.42           10.80          11.30
5              10.83             11.01           11.39          11.89
6              11.49             11.67           12.05          12.55
7              12.20             12.38           12.76          13.26
8              13.11             13.29           13.67          14.17


NOTE:

HOURLY EMPLOYEES entering the Bargaining Unit on or after 10-16-82 shall progress in accordance to the above Schedule B at a rate of 164.66 hours paid (or authorized union leave) equals one month.

APPENDIX I

1. An employee who moves through automatic progression from one job grade to a higher job grade within the same classification shall receive the base rate for the higher job grade plus any applicable historic differential.

2. An employee who bids into a position in a different classification shall receive the base rate for the new position and forfeit any entitlement to historic differential.

3. An employee who voluntarily transfers to a position in a different classification shall receive the base rate for the new position and forfeit any entitlement to historic differential.

4. An employee who is involuntarily transferred to fill a temporary vacancy, as provided in Article XIV of this Agreement, into a position in a different classification shall receive the higher of the base rate for the new position without historic differential. At the termination of the temporary filling of the vacancy, the employee shall resume the base rate and any applicable historic differential in the position returned to.

5. An employee who is involuntarily transferred pursuant to the provisions of Article XII, Section H allowing a one year filling of a vacancy shall receive the base rate for the new position plus any applicable historic differential while filling the temporary vacancy.

6. An employee moved to a new position to accommodate the Employee's physical disability pursuant to Article XII, Section I of this Agreement shall receive the base rate for the new position and forfeit any entitlement to historic differential.

7. An employee who exercises bumping rights to obtain a new position in a different classification shall receive the base rate of the new position and forfeit any right to historic differential. If the employee is later able to resume the former classification, the employee shall be entitled to resume applicable historic differential.

                           APPENDIX II
               LETTER OF INTENT - OCTOBER 16, 1995

Mr. Ralph Lippart
Staff Representative
United Steelworkers of America
Johnstown, PA  15901

Dear Mr. Lippart:

     The intent of this letter is to confirm the understanding reached during contract negotiations and subsequent sessions between the United States National Bank and United Steelworkers of America, AFL-CIO-CLC, on behalf of Local Union 8204 in regards to Article VI-B of the Labor Agreement which became effective October 16, 1995 between the parties.

     The following examples are the intent of how new paragraph 3 of
Article VI-B would apply.

     A senior clerk typist in pay grade "G" who is awarded a bid for a teller trainee would be paid the base salary for pay grade "E" and would progress upward per time requirements outlined in Schedule B and would reach pay grade "H" beginning on the 37th month of teller experience.

     A clerk typist-II in pay grade "D" who is awarded a bid for teller trainee would be paid the equivalent rate in pay grade "D" and would progress upward in accordance with Schedule B and would reach pay grade "H" beginning on the 37th month of teller experience.

     A mail clerk, senior in pay grade "E" who is awarded a bid for teller trainee would be paid the equivalent rate in pay grade "E" and would progress upward in accordance with Schedule B and would receive pay grade "H" beginning on the 37th month of teller experience. (This type of cross bidding pay would apply to all cross bid moves where a person is presently in a pay grade which is skipped in the line of progression to which a person is awarded a bid.)

     A proof machine operator, senior who is in pay grade "F" and is awarded a bid for computer operator trainee would be paid equivalent rate in pay grade "1" and would progress upward in accordance with Schedule B and would receive pay grade "2" beginning on the 7th month of computer operator experience.

          IN WITNESS WHEREOF, the parties hereto have caused this letter of Intent to be signed by their duly authorized representatives.

UNITED STATES NATIONAL BANK             UNITED STEELWORKERS OF AMERICA
IN JOHNSTOWN                            AFL-CIO-CLC
By:                                     By:

Vice President - Human Resources        President -Local #8204

                          APPENDIX III

             U.S. NATIONAL BANK AND USWA LOCAL 8204

                     MEMORANDUM OF AGREEMENT


This Memorandum of Agreement addresses the process to be followed in determining and applying Classification Seniority when two bargaining unit positions are merged into one and the general duties do not change.

When job merging of this nature takes place, employees in the two former positions shall carry their current classification seniority they have accrued into the new position. Any prior classification seniority earned in either previous position shall not be credited to their classification seniority, but will be part of their bank seniority.

If an employee is displaced, he/she can bump into his/her former classification using Bank Seniority if they previously held the position beyond the probation period in the position they are bumping into. For example, any employee who formerly held either a Ledger Clerk or Account Services Clerk position beyond the probation period can bump into the new Account Services Clerk position, under the provisions of the labor agreement.

For purpose of pay progression in the merged Classification, all time served in either of the former classifications shall apply.

UNITED STATES NATIONAL BANK             UNITED STEELWORKERS OF AMERICA
IN JOHNSTOWN                            AFL-CIO-CLC
By:                                     By:

Vice President - Human Resources        President -Local #8204

                           APPENDIX IV

October 16, 1995



Mr. Ralph Lippart
Staff Representative
United Steelworkers of America
403 Wallace Building
Johnstown, PA  15901

Dear Mr. Lippart:

It is recognized that as a result of the implementation of the new staffing model in August, 1988, employees were required to either bid or bump into positions of lower job classification or provided reduced hours of work, for example from 38 hour to 25 hour status.

In order for these employees to increase their earning capacity, it is agreed that the following pay grade placement will be provided this group:

A. A guaranteed salaried employee reduced to hourly or 25 hour status can elect to exercise a one time bid to a classification of lesser earning capacity (ex. from Teller to Account Services Clerk) to gain greater hours of work (ex. from hourly to 25 hour status or 25 to 38 hour status). In this event, the employee shall receive one pay grade higher than the Entry level pay grade for this position.

B. A guaranteed salaried employee reduced to hourly or 25 hour status because of the recent restructuring who elects to exercise a bid or is bumped to a classification of lesser earning capacity requiring skills similar to those required in the employee's higher paid position (ex. from CSR to Clerk Typist), to gain greater hours of work, (ex. from hourly to 25 hour status or 25 to 38 hour status). In this event, the employee shall be placed in the pay grade he would have been entitled to had his service in the higher classification been in the lower paid classification. However, this pay grade placement shall have no effect on classification seniority.

Sincerely,

\s\Michael F. Komara
Vice President Human Resources

                           APPENDIX V

October 16, 1995



Mr. Ralph Lippart
Staff Representative
United Steelworkers of America
403 Wallace Building
Johnstown, PA  15901

Dear Mr. Lippart:

The intent of this letter is to confirm the following understandings reached during contract negotiations between the United States National Bank and the United Steelworkers of America, AFL-CIO-CLC, on behalf of Local Union 8204:

     A. It is understood and agreed upon that employees will be properly compensated for time worked. All work will be performed for which the employee has signed the time sheet.

     B. It is understood and agreed upon that employees will not be required to produce a written explanation for any overtime worked.

     C. It is understood and agreed upon that when calculating hours worked by an employee, that starting and quitting times may be rounded to the nearest 1/10 of one hour.

Should you have any questions regarding the above matter, please feel free to contact me.

Sincerely,

\s\Michael F. Komara
Vice President Human Resources

                           APPENDIX VI

October 16, 1995


Mr. Ralph Lippart
Staff Representative
United Steelworkers of America
Johnstown, PA  15901

Dear Mr. Lippart:

The purpose of this letter is to communicate to you the agreed to modification of our practice of allowing employees to schedule single days of vacation.

Employees who are eligible for at least two weeks of vacation must take one week as a unit and may take the balance of their days a day at a time. These days must be scheduled at least one week in advance with their supervisor. The final decision as to whether the employee may take this day as a vacation remains with the Bank. The Bank also has the right to block out of the schedule certain days of the month. All days shall be scheduled by seniority after all full weeks of vacation have been scheduled.

It is recognized that in emergencies and other circumstances employees may be unable to give one week's advance notice of the desire to use a vacation day. In recognition of this fact, the employee may schedule a vacation day with less than one week's notice with the consent of the employee's supervisor or in the event of an actual emergency.

In the event of a conflict between two or more employees in the same location or department for the same day off, Bank seniority shall prevail.

Should you have any questions about this practice please contact me.

Very truly yours,

\s\Michael F. Komara
Vice President Human Resources

                          APPENDIX VIII

October 16, 1995



Ralph Lippart
Staff Representative
United Steelworkers of America
403 Wallace Bldg.
Johnstown, PA  15905

Dear Mr. Lippart:

Bargaining unit employees who attend a full day of training at the main office will be paid for a full day of work (7 hours and 36 minutes) regardless of the length of lunch, number of breaks, etc. (a full day of training is defined as 7 1/2 hours or more).

When attending a full day seminar, employees need not go to their office to punch in prior to attending class. To get credit for the day, they should simply note on their time sheet: the date of the class, the class topic, class location, and 7:36.

If an employee is scheduled for training on a Friday that the employee is scheduled to work an extended workday, it is agreed that the employee shall not be penalized for not working the extended hours while attending training.

If an employee is scheduled for training that is in excess of their scheduled hours of work, they shall be paid for the actual hours while in training.

Sincerely,

\s\Michael F. Komara
Vice President Human Resources

                           APPENDIX IX

October 16, 1995



Ralph Lippart
Staff Representative
United Steelworkers of America
403 Wallace Bldg.
Johnstown, PA  15905

Dear Mr. Lippart:

It is agreed that the collections department, loan operations and credit center are to be combined into one unit titled the Consumer Lending Department, at a time determined by the Bank. Personnel holding jobs in the current departments will be administratively reassigned to the new department.

This Agreement shall not set any precedent.

Sincerely,

\s\Michael F. Komara
Vice President Human Resources

                           APPENDIX X

October 16, 1995



Ralph Lippart
Staff Representative
United Steelworkers of America
403 Wallace Bldg.
Johnstown, PA  15905

Dear Mr. Lippart:

When the proof and data control departments are combined, personnel currently holding the positions will be administratively reassigned to the new department. No bids will need to be posted.

It is further agreed that:

     1. When data control clerks work on proof functions they will be paid the data control clerk wage.

     2. When proof operators work on data control functions, they will be paid the data control clerk wage for the hours worked in that function.

     3. In the event of a Bank directed reduction in force, the first employee's removed will be the hourly proof operators.

     4.   This agreement will be without precedent.

Sincerely,

\s\Michael F. Komara
Vice President Human Resources

                           APPENDIX XI

October 16, 1995



Ralph Lippart
Staff Representative
United Steelworkers of America
403 Wallace Bldg.
Johnstown, PA  15905

Dear Mr. Lippart:

It is agreed that for those employees who are participants in the Bank's Pension Plan as of October 16, 1991 and at age 65 have accrued between 5.0 and 15.0 years credited service, and are adversely affected under the new Formula are guaranteed to receive a pension benefit as calculated under the Pension Formula implemented in 1972.

Sincerely,

\s\Michael F. Komara
Vice President Human Resources

                          APPENDIX XII

October 16, 1995



Ralph Lippart
Staff Representative
United Steelworkers of America
403 Wallace Bldg.
Johnstown, PA  15905

Dear Mr. Lippart:

In the absence of a supervisor, management may, at it's discretion, elect to designate an employee as Group Leader.

This position shall perform various duties of a supervisor, but have no disciplinary responsibilities. Overall responsibility is to ensure the branch/department continues to operate in an effective and efficient manner. This position shall not replace a supervisory position, but will provide the needed support for temporary periods of time. The incumbent can perform his/her regular job duties while serving in this capacity, as time permits.

Candidates shall be selected on a voluntary basis and such selection shall be based on the individuals job knowledge, interpersonal skills and overall job performance.

The employee's rate of pay will be increased by $.75 per hour for the time devoted to the Group Leader position and will be paid as appropriate each pay date.

Sincerely,

\s\Michael F. Komara
Vice President Human Resources

The following are agreements, effective 10/16/95

                        SPECIAL PROJECTS

     When the Bank elects to offer the opportunity to bargaining unit employees to share in non supervisory projects, previously exclusively performed by non-bargaining unit employees, a special project shall be designed. Project specification guidelines shall be developed, including what, if any, portion of the special project may be performed outside of the employee's regular working hours.

     The projects are anticipated to be in areas such as policy analysis, procedure development, training, software upgrading, vendor relations, conversion implementations, product development or enhancement, etc.

     Selected employees will be offered these special projects on a voluntary basis.

     Employees selected for the special project shall be compensated at their regular hourly rate or at the overtime rate, whichever is applicable, plus a bonus of $.50/hr for all hours worked on the project.

     The projects shall be designed with frequent check points to enable the Bank to monitor progress and make modifications or provide additional guidance as deemed appropriate or to remove the employee from the project.
Employees may also elect to remove themselves from a project.   Employees
removed from a project or who have removed themselves from a project will be paid for time worked.



     MANAGEMENT INFORMATION SYSTEMS DEPARTMENTAL TASK FORCE

     To address peak work loads within the MIS Department a task force with equal representation from the Bank and Union will be formed.

     The task force will review schedules and workload fluctuations in the various departments. Opportunities to meet peak work loads will be identified and tested.

     Staffing levels will not be affected until employee vacancies occur.

                       STRATEGIC DECISIONS

     The Bank realizes the value of open dialogue concerning its future
and that of its employees.   Consequently, should the Bank elect to
consider closing a branch, department or operation, or contracting out or outsourcing work currently done by members of the bargaining unit, it shall negotiate with the Union about this decision.

     The final decision on whether to make the change shall be made by the Bank.

     If, after negotiations, the Bank elects to take the action, then the Bank shall again negotiate with the Union about the effects of the decision on the bargaining unit, including any mutually agreed temporary or permanent modification of the collective bargaining agreement.

                       INCENTIVE PROGRAMS

     The Union and the Bank agree to cooperate in the development of incentive programs. When the Bank decides to consider the development of an incentive program it will contact the Union and reach agreement on the appropriate method to jointly study the subject. The Union may suggest to the Bank the development of incentive programs.

     All current incentive programs shall be reviewed jointly by the Union and the Bank. Upon completion of review of a program the Union has
the option of withdrawing its agreement to that incentive program.   If
the Union withdraws it's agreement to the incentive program the Bank will terminate the program.

     The final decision on whether to implement or terminate an incentive program shall be made by the Bank. However, no incentive program involving additional compensation for bargaining unit employees may be implemented without the agreement of the Union.

    COVERAGE FOR ABSENCES IN SINGLE EMPLOYEE CLASSIFICATIONS

     The issue of developing a workable program for the coverage of absences in single employee classifications shall be referred to a Task Force. Any suggestions from the Task Force requiring a modification of the collective Bargaining Agreement shall be negotiated between the Bank and the Union and shall not be made without their mutual agreement.

     The composition of the Task Force shall be mutually agreed upon with each party selecting it's own members.

                   CSR GROUP SHARED INCENTIVE

     CSR's within the Retail Credit Center and Operations Area of the Loan Service Center will receive additional compensation for accepting loan applications over the phone or in person. The compensation rate per application will be $1.00 and will be a group shared incentive. The program will consist of two methods of sharing:

     1. Compensation for applications received between 8:00 a.m. and 4:30 p.m. will be shared among the entire group of CSR's in loan operations and loan center.

     2. Compensation for applications received after 4:30 p.m. and week end hours will be shared between the CSR's from loan operations and loan center working those hours.

     The compensation will be tracked monthly and paid in the first pay period of the following month.

                  COMMUNITY BANKING TASK FORCE

The Bank and the Union agree on the importance of developing a valid and credible staffing model. The method to be followed in developing this model will be the use of a Task Force with equal representation from the Bank and the Union. The Task Force will first review and evaluate the assumptions made in the current model and modify as necessary.

     The second phase of the study will be the development of a survey format to ensure the credibility of transactional volume. This format shall include both line teller and platform teller transactions.

     Next training will be developed and conducted for all tellers on the appropriate methodology in tracking transactional volume.

     Upon completion of the survey the results will be compiled and, using the existing/modified staffing model, staffing levels shall be determined for each branch.

     The staffing levels shall then be tested at a representative sampling of branches and modified as necessary.

     Next a phased implementation plan shall be developed. The plan will be applied and the staffing levels tested and adjusted as needed.

     If the implementation results in excess staff in any branch, the excess position will be assigned to a flexible coverage pool. The determination of which employee shall be assigned to the position in the pool shall be made first by selecting the senior volunteer. If this method does not produce the required employee then the Bank and the Union shall negotiate a mutually agreed method for moving employees into the pool. The parties shall observe the following guidelines in these negotiations:

     1. The guaranteed salary (38 or 25 hours) or hourly status of positions transferred into the pool shall not be altered by their transfer.
     2. An employee whose position is transferred into the pool may be relocated into a new position by using the same method used in the collective bargaining agreement to deal with employees eligible to exercise bumping rights.

     If there are not enough employees in the pool to provide required coverage the Bank and the Union shall negotiate concerning any required mutually agreed modifications in the collective bargaining agreement.

     The Task Force shall next study the scheduling procedure at each branch. Options to be considered include retaining the existing method, self-scheduling, flexible hours, etc.

     The final decision on staffing method and changes in staffing methods shall be made by the Bank.

     This Task Force shall also study issues arising from proposals to change the hours at any branch.